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                                                                    EXHIBIT 3.26

                            ARTICLES OF ORGANIZATION
                                       OF
                      INTERACTIVE INFORMATION SERVICES, LLC


        The undersigned hereby forms and establishes a limited liability company under the laws of the State of Kansas as follows:

                                       I.

        The name of the company is Interactive Information Services, LLC.

                                       II.

        The period of duration of the company shall commence on the effective date of the filing of the Articles of Organization with the Secretary of State and shall continue until one hundred (100) years thereafter unless earlier terminated by law or in accordance with the terms and conditions as may be set forth in the company's Operating Agreement.

                                      III.

        The purpose of the company is to engage in any lawful act or activity for which companies may be organized under the Kansas limited liability company act.


                                       IV.

        The registered office of the company is located at 1600 Epic Center, 301 North Main Street, Wichita, Sedgwick County, Kansas 67202-4888, and the company's resident agent at such address is Jeffrey D. Peier.

                                       V.

        Except as may otherwise be provided in the Operating Agreement of the company, the members of the company shall have the right to admit additional members upon the consent of members of the company then holding at least a majority of the company's then outstanding interests.



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                                       VI.

        Upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or upon the occurrence of any other event which terminates the continued membership of a member in the company, the right to continue the business of the company shall occur upon the written consent of the remaining members of the company then holding at least a majority of the company's then outstanding interests.

                                      VII.

        The company shall be managed by mangers and the names and mailing addresses of the persons who shall serve as managers until their successors are elected and qualified are:


        Thomas F. Patten                       Michael D. Shell
        7570 West 21st Street                  2814 Northshore Circle
        Wichita, Kansas 67205                  Wichita, Kansas 67205

The managers shall hold the office and have the responsibilities accorded to the mangers by the members and as set out in the Operating Agreement of the company.

        IN WITNESS WHEREOF, the undersigned has subscribed his name hereto this 9th day of April, 1998.

                                                  /s/  Thomas F. Patten
                                                  ------------------------------
                                                  Thomas F. Patten

STATE OF KANSAS                             )
                                            ) ss:
COUNTY OF SEDGWICK                          )

        The foregoing instrument was acknowledged before me this 9th day of April, 1998, by Thomas F. Patten.

                                                  /s/ Sharon K. Kincaid
                                                  ------------------------------
                                                  Notary Public

My Appointment Expires:    12-20-98



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                            CERTIFICATE OF AMENDMENT

                         TO THE ARTICLES OF ORGANIZATION

                                       OF

                      INTERACTIVE INFORMATION SERVICES, LLC


KNOW ALL MEN BY THESE PRESENTS:

        The undersigned hereby certify that the Articles of Organization of Interactive Information Services, LLC, a Kansas limited liability company, organized on April 9, 1998, is hereby amended to change its name by deleting article I in its entirety and inserting in lieu thereof the following:

                                       I.

        The name of the company is choicecontent.com, L.L.C.

        IN WITNESS WHEREOF, the undersigned have subscribed their names hereto, this 23rd day of November, 1999.


                                                  /s/ Michael D. Shell
                                                  ------------------------------
                                                  Michael D. Shell, a Manager


                                                  /s/ Thomas F. Patten
                                                  ------------------------------
                                                  Thomas F. Patten, a Manager


STATE OF KANSAS                     )
                                    ) ss:
COUNTY OF SEDGWICK                  )

        The foregoing instrument was acknowledged before me this 23rd day of November, 1999, by Michael D. Shell and Thomas F. Patten, Managers of Interactive Information Services, LLC.

                                                /s/ Sharon K. Kincaid
                                                --------------------------------
                                                Sharon K. Kincaid, Notary Public

My Appointment Expires: 12-20-02



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I, RON THORNBURGH, Secretary of State of the state of Kansas, do hereby certify that I am the custodian of records of the State of Kansas relating to limited liability companies and that I am the proper official to execute this certificate.

I FURTHER CERTIFY THAT

CHOICECONTENT.COM, L.L.C.

is a regularly and properly organized limited liability company under the laws of the State of Kansas, having filed articles of organization in Kansas on the 9th day of April, A.D. 1998 and has paid all fees and franchise taxes due this office and is in good standing according to the records now on file in the office of Secretary of State.

                                    In testimony whereof:
                                    I hereto set my hand and cause to be affixed my official seal. Done at the City of Topeka, this 27th day of June, A.D. 2001